UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 13, 2012

EQUINIX, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-31293	77-0487526
(Commission File Number)	(IRS Employer Identification No.)

One Lagoon Drive, 4th Floor Redwood City, California	94065
(Addresses of Principal Executive Offices)	(Zip Code)

(650) 598-6000
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.          Regulation FD Disclosure.

On September 13, 2012, Equinix, Inc. (“Equinix”) issued a press release regarding its pursuit of conversion to a real estate investment trust (“REIT”) under the U.S. Internal Revenue Code of 1986, as amended (the “Code”). The press release is furnished herewith as Exhibit 99.1.

Item 8.01.          Other Events.

On September 13, 2012, Equinix announced that its Board of Directors, following a thorough analysis of alternatives and careful consideration of the topic, approved a plan for Equinix to pursue conversion to a REIT (the “Conversion Plan”). Equinix believes the REIT structure has the potential to create new opportunities for value creation while supporting Equinix’s growth strategies. The anticipated benefits to shareholders include significant tax savings for Equinix and increases in income distributable to shareholders. Equinix has begun to implement the Conversion Plan, pursuant to which Equinix would elect REIT status for the taxable year beginning January 1, 2015.   Any REIT election to be made by Equinix must be effective as of the beginning of a taxable year; therefore, as a calendar year taxpayer, if Equinix is unable to convert to a REIT by January 1, 2015, the next possible conversion date would be January 1, 2016.

If Equinix is able to convert to, and qualify as, a REIT, it will generally be permitted to deduct from U.S. federal income taxes dividends paid to its shareholders. The income represented by such dividends would not be subject to U.S. federal taxation at the entity level but would be taxed, if at all, at the shareholder level. Nevertheless, the income of Equinix’s U.S. taxable REIT subsidiaries (“TRS”), which will hold Equinix’s U.S. operations that may not be REIT-compliant, will be subject, as applicable, to U.S. federal and state corporate income tax, and Equinix and its subsidiaries will continue to be subject to foreign income taxes in jurisdictions in which they hold assets or conduct operations, regardless of whether held or conducted through qualified REIT subsidiaries (“QRS”) or TRS. Equinix will also be subject to a separate corporate income tax on any gains recognized during a specified period (generally 10 years) following the REIT conversion that are attributable to “built-in” gains with respect to the assets that Equinix owns on the date it converts to a REIT. Equinix’s ability to qualify as a REIT will depend upon its continuing compliance following the REIT conversion with various requirements, including requirements related to the nature of Equinix’s assets, the sources of Equinix’s income and the distributions to Equinix’s shareholders. If Equinix fails to qualify as a REIT, it will be subject to federal income tax at regular corporate rates. Even if Equinix qualifies for taxation as a REIT, it may be subject to some federal, state, local and foreign taxes on its income and property. In particular, while state income tax regimes often parallel the U.S. federal income tax regime for REITs described above, many states do not completely follow U.S. federal rules and some do not follow them at all.

The Conversion Plan currently includes seeking a private letter ruling (a “PLR”) from the U.S. Internal Revenue Service (the “IRS”). Equinix expects that its PLR request will have multiple components, and the conversion to a REIT will require favorable rulings from the IRS on numerous technical tax issues, including classification of Equinix’s data center assets as qualified real estate assets. Equinix anticipates submitting its PLR request to the IRS by the end of 2012, but the IRS may not provide a PLR until late in 2013 or at all.

In addition, in accordance with tax rules applicable to REIT conversions, Equinix expects to issue special distributions to Equinix shareholders of undistributed accumulated earnings and profits of approximately $700 to $1,100 million (collectively, the “E&P Distribution”), which Equinix expects to pay  out in a combination of up to 20% in cash and at least 80% in the form of Equinix common stock. Equinix expects to make the E&P Distribution only after receiving a favorable PLR from the IRS and anticipates making a significant portion of its E&P Distribution before 2015, with the balance distributed in 2015.  In addition, following the completion of the REIT conversion, Equinix intends to declare regular distributions to its shareholders.  Generally, Equinix expects the E&P Distribution and other distributions to be taxable as dividends to its shareholders, whether paid in cash or a combination of cash and common stock, and not as a tax-free return of capital or a capital gain. Equinix urges shareholders to consult their tax advisors regarding the specific tax consequences regarding these distributions.

Also, in order to effect the Conversion Plan, Equinix will need to complete certain internal reorganization actions, including requesting shareholder approval to impose typical ownership limitations required by the REIT structure. These include providing that, subject to various exceptions, no person may beneficially or constructively own more than 9.8% in value of the aggregate of Equinix’s outstanding shares of stock, including Equinix’s common stock and preferred stock (if any), or more than 9.8% in value or number (whichever is more restrictive) of the outstanding shares of any class or series of Equinix’s stock. Equinix anticipates that its Board of Directors will have the authority, in its sole discretion, to exempt a person from the foregoing ownership limits and may establish a different limit on ownership for any such person, if such exemption and different limit would not result in Equinix’s failing to qualify as a REIT.

The internal reorganization also will include a separation of Equinix’s operations between its TRS and QRS. Equinix anticipates that the QRS will include its domestic operations and a portion of its international subsidiaries and operations. In addition, Equinix must undertake major modifications to its internal accounting, information technology and real estate systems. Given the complexities associated with the reorganization of international operations and the modification to Equinix’s internal systems, all of which must be addressed prior to conversion, Equinix anticipates electing to convert to a REIT effective January 1, 2015.

There are significant taxes and other costs associated with implementing the Conversion Plan, and certain tax liabilities may be incurred regardless of whether Equinix ultimately succeeds in converting to a REIT. Equinix currently estimates that it will incur approximately $50 to $80 million in costs to support the Conversion Plan, in addition to related tax liabilities associated with a change in Equinix’s method of depreciating and amortizing various data center assets for tax purposes from its current method to methods that are more consistent with the characterization of such assets as real property for REIT purposes. The total recapture of depreciation and amortization expenses across all relevant assets is expected to result in U.S. tax liabilities of approximately $340 to $420 million, which are already recorded on Equinix’s balance sheet as income tax liabilities.  These amounts may still be payable in the four-year period starting 2012 even if Equinix abandons the Conversion Plan for, among other reasons, failing to receive the PLR it is seeking. As Equinix will use its net operating loss carryforwards (“NOLs”) to offset a portion of these tax liabilities, it anticipates that it will utilize all of its NOLs in 2012.  If the Conversion Plan is successful, Equinix also expects to incur an additional $5 to $10 million in annual compliance costs in future years.

Equinix will continue to review its capital structure to optimize its balance sheet. Equinix will consider the restructure or issuance of debt or the issuance of equity to support projected conversion-related cash requirements, including shareholder distributions, tax payments and other conversion costs discussed herein. Equinix may also incur costs and record non-cash charges in connection with certain potential modifications to its employee equity compensation plans.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K (the “Current Report”) contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. The forward-looking statements involve risks and uncertainties. Actual results may differ materially from expectations discussed in such forward-looking statements.  Although Equinix believes that its forward-looking statements are based on reasonable assumptions, its expected results may not be achieved, and actual results may differ materially from its expectations. For example:

  This Current Report states that Equinix plans to pursue conversion to a REIT. In fact, there are significant implementation and operational complexities to address before Equinix can convert to a REIT, including obtaining a favorable PLR from the IRS, completing internal reorganizations and modifying accounting, information technology and real estate systems, receiving shareholder approvals and making the E&P Distribution. Equinix can provide no assurance when conversion to a REIT will be successful, if at all. In addition, REIT qualification involves the application of highly technical and complex provisions of the Code to Equinix’s operations as well as various factual determinations concerning matters and circumstances not entirely within Equinix’s control. Although, if it converts to a REIT, Equinix plans to operate in a manner consistent with the REIT qualification rules, Equinix cannot give assurance that it will so qualify or remain so qualified. Further, under the Code, no more than 25% of the value of the assets of a REIT may be represented by securities of one or more TRS and other nonqualifying assets. This limitation may affect Equinix’s ability to make large investments in other non-REIT qualifying operations or assets. As such, compliance with REIT tests may hinder Equinix’s ability to make certain attractive investments, including the purchase of significant nonqualifying assets and the material expansion of non-real estate activities.
  This Current Report states that Equinix believes electing REIT status will provide significant benefits to shareholders, enhance value and provide regular distributions from earnings. Equinix’s Board of Directors considered a variety of strategies, and there can be no assurance that conversion to a REIT will be the most beneficial of the alternatives considered.
  This Current Report states that Equinix plans to elect REIT status for the taxable year beginning January 1, 2015. In fact, Equinix does not know when, if at all, it will elect REIT status, and it may not do so. Further, as described in this Current Report, many conditions must be met in order to complete the conversion to a REIT, and the timing and outcome of many of these are beyond Equinix’s control.
  This Current Report states that Equinix may issue a portion of the E&P Distribution in shares of its common stock and that it will consider the issuance of equity to support projected conversion-related cash requirements. Whether Equinix issues equity, at what price and amount and other terms of any such issuances will depend on many factors, including alternative sources of capital, Equinix’s then existing leverage, Equinix’s need for additional capital, market conditions and other factors beyond Equinix’s control. If Equinix raises additional funds through the issuance of equity securities or debt convertible into equity securities, including for the purposes of funding Equinix’s conversion costs among other reasons, the percentage of stock ownership by Equinix’s existing shareholders may be reduced. In addition, new equity securities or convertible debt securities could have rights, preferences, and privileges senior to those of Equinix’s current shareholders, which could substantially decrease the value of Equinix’s securities owned by them. Depending on the share price Equinix is able to obtain, Equinix may have to sell a significant number of shares in order to raise the capital it deems necessary to execute its long-term strategy, and Equinix’s shareholders may experience dilution in the value of their shares as a result.

  This Current Report states that Equinix expects to seek a PLR from the IRS and that Equinix requires favorable rulings from the IRS before converting to a REIT. Equinix can provide no assurance that it will receive a favorable PLR from the IRS or that it will receive such a ruling in a timely manner to convert successfully to a REIT as of January 1, 2015. Further, changes in legislation or the federal tax rules can adversely impact Equinix’s ability to convert to a REIT or the benefits of being a REIT.
  This Current Report provides an estimated range of Equinix’s E&P Distribution. Equinix is in the process of conducting a study of its pre-REIT accumulated earnings and profits as of the close of Equinix’s 2011 taxable year using Equinix’s historical tax returns and other available information. This is a very involved and complex study, which is not yet complete, and the actual result of the study relating to Equinix’s pre-REIT accumulated earnings and profits as of the close of Equinix’s 2011 taxable year may be materially different from Equinix’s current estimates. In addition, the estimated range of the E&P Distribution is also based on Equinix’s projected taxable income for its 2012, 2013, and 2014 taxable years and its current business plans and performance, but Equinix’s actual earnings and profits (and the actual E&P Distribution) will vary depending on, among other items, the timing of certain transactions, its actual taxable income and performance for 2012, 2013, and 2014 and possible changes in legislation or tax rules and IRS revenue procedures relating to distributions of earnings and profits. For these reasons and others, Equinix’s actual E&P Distribution may be materially different from the currently estimated range.
  This Current Report states that Equinix anticipates making a significant portion of the E&P Distribution before 2015, with the balance distributed in 2015, to be paid out in a combination of up to 20% in cash and at least 80% in Equinix common stock. The timing of the planned E&P Distribution, which may or may not occur, may be affected by potential tax law changes, the completion of various phases of the REIT conversion process and other factors beyond Equinix’s control. In addition, Equinix may decide, based on its cash flows, strategic plans, IRS revenue procedures relating to distributions of earnings and profits, leverage and other factors, to pay these amounts in a different mix of cash and common stock.
  This Current Report states that Equinix plans to make regular distributions to shareholders after the completion of the REIT conversion process. Equinix can provide no assurance that it will make future distributions, and any future distributions will be dependent on Equinix’s cash flows, as well as the impact of alternative, more attractive investments to dividends.
  This Current Report discusses internal reorganization plans. These plans may change over time, as necessary to support Equinix’s conversion to a REIT, and Equinix can provide no assurance that its final steps for reorganization will be the same as those described in this Current Report.
  This Current Report provides ranges of Equinix’s estimated costs to convert to a REIT, tax liabilities associated with a change in Equinix’s method of depreciating and amortizing various assets and annual compliance costs. Equinix’s estimate of these taxes and other costs may not be accurate, and such costs may turn out to be higher than Equinix’s estimates due to unanticipated outcomes in the PLR, changes in Equinix’s business support functions and support costs, the unsuccessful execution of internal planning, including restructurings and cost reduction initiatives, or other factors.
  This Current Report mentions the possibility of exemptions from ownership limitations that Equinix would adopt as part of the conversion to a REIT. In fact, Equinix may not grant any exemptions from these limitations, and any exemption would be granted only at the discretion of the Board based on the relevant facts and circumstances at the time.
  This Current Report states that Equinix anticipates its NOLs will be used in 2012, in part as a result of using them to shield a portion of the depreciation recapture tax liabilities. In fact, Equinix can provide no assurance as to when its NOLs will be fully utilized, the timing of which would be impacted by, among other factors, Equinix’s profitability.

Equinix’s forward-looking statements should not be relied upon except as statements of Equinix’s present intentions and of Equinix’s present expectations, which may or may not occur. Cautionary statements should be read as being applicable to all forward-looking statements wherever they appear. Except as required by law, Equinix undertakes no obligation to release publicly the result of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Readers are also urged to carefully review and consider the various disclosures Equinix has made in this Current Report, as well as Equinix’s other filings with the Securities and Exchange Commission (the “SEC”). In particular, see Equinix’s recent Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K filed with the SEC, copies of which are available upon request from Equinix. Equinix does not assume any obligation to update the forward-looking information contained in this Current Report.

Item 9.01.          Financial Statements and Exhibits.

(d)                Exhibits.

Equinix hereby furnishes the following exhibit described above in Item 7.01:

99.1      Press Release of Equinix, Inc., dated September 13, 2012 (furnished herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUINIX, INC.

		By:	/s/ Keith D. Taylor
Keith D. Taylor
Chief Financial Officer

Date:	September 13, 2012

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of Equinix, Inc., dated September 13, 2012